UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

June 30, 2008

Date of Report (Date of earliest event reported)

EPICEPT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Old Saw Mill River Road Tarrytown, New York	10591
(Address of principal executive offices)	(Zip Code)

(914) 606-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 30, 2008, the Board of Directors (the “Board”) of EpiCept Corporation (the “Registrant”) approved the grant of stock options for the non-executive directors of the Board under the Registrant’s 2005 Equity Incentive Plan (the "2005 Plan"). The Board determined that the Registrant shall, in lieu of cash compensation payable to each non-executive director for the period from January 1, 2008 through June 30, 2008, including pro rata annual retainer, pro rata board chair retainer (if applicable), pro rata committee chair retainer (if applicable) and in person and telephonic meeting fees (collectively, “Fees”), grant to each non-executive director options to purchase shares of the Registrant’s common stock, par value $0.0001, with an exercise price of $0.24 per share, the closing price of the Registrant’s common stock on June 30, 2008, the grant date, in an amount equal to collective Fees owed to each non-executive director as calculated using the Black-Scholes methodology. Such options are exercisable for a 10 year period, will vest immediately and will be issued pursuant to the 2005 Plan.

The stock option grant for the non-employee members of the Registrant’s Board of Directors is as follows:

Robert Savage, Chairman – 215,084 options;

Guy Jackson, Director – 181,564 options;

John Bedard, Director – 143,855 options;

Gerhard Waldheim, Director – 131,285 options; and

Wayne Yetter, Director – 159,218 options.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPICEPT CORPORATION

/s/ Robert W. Cook
Name:	Robert W. Cook
Title:	Chief Financial Officer

Date: July 1, 2008

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